                                             EX 10.68
                  SETTLEMENT AGREEMENT


     THIS SETTLEMENT AGREEMENT (this "Agreement") is made and entered into as of the 25th day of April, 1997, by and between EMERITUS CORPORATION (formerly known as Assisted Living of America, Inc.), a Washington corporation, with a place of business at 3131 Elliott Avenue, Suite 500, Seattle, Washington
98121 ("Emeritus") and CAREMATRIX CORPORATION (formerly known as The Standish Care Company), a Delaware corporation, with a place of business at 197 First
Avenue, Needham, Massachusetts 02194 ("CareMatrix").

                      RECITALS :

     WHEREAS, Emeritus and CareMatrix entered into that certain Development Agreement dated June 9,1995 (the
"Tewksbury Development Agreement"), a copy of which is attached hereto as Exhibit A, pursuant to which CareMatrix agreed to rehabilitate an assisted living community located in Tewksbury, Massachusetts (the
"Tewksbury Facility");

     WHEREAS, Emeritus and CareMatrix entered into that certain Management & Marketing Agreement dated June
9,1995 pursuant to which CareMatrix agreed to establish, market and manage the Tewksbury Facility
(the "Tewksbury Management & Marketing Agreement"), a copy of which is attached hereto as Exhibit B;

     WHEREAS, Emeritus and CareMatrix entered into that certain Equity Participation Agreement dated June 26,
1995 (the "Equity Participation Agreement"), a copy of which is attached hereto as Exhibit C, pursuant to which Emeritus and CareMatrix agreed that Emeritus would receive eighty-five percent (85%) and CareMatrix would receive fifteen percent (15%) of, among other things, the Net Cash Flow, as defined in the Equity
Participation Agreement, and the proceeds from any Capital Item, as defined in the Equity Participation
Agreement, from the Tewksbury Facility, in the manner provided, and upon the terms and conditions set forth, in the Equity Participation Agreement;

     WHEREAS Emeritus and CareMatrix entered into that certain Development Agreement dated as of November
7,1994 (the "Pikesville Development Agreement"), a copy of which is attached hereto as Exhibit D, pursuant to which CareMatrix agreed to develop a facility to be located in Pikesville, Maryland (the "Pikesville
Facility").

     WHEREAS Emeritus and CareMatrix entered into that certain Management and Marketing Agreement dated as of June 29,1995 (the "Pikesville Management and Marketing
Agreement"), a copy of which is attached hereto as Exhibit E, pursuant to which CareMatrix agreed to establish, market and manage the Pikesville Facility.

     WHEREAS, Emeritus and CareMatrix entered into that certain Management Agreement dated September 1,1994, a copy of which is attached hereto as Exhibit F, pursuant to which CareMatrix agreed to manage an assisted living community (the "Carriage Hill Facility") located in
Bedford, Virginia (the "Carriage Hill Management
Agreement");

     WHEREAS, as of the date hereof, approximately
Seventy-Five Thousand Four Hundred Ninety Dollars
($75,490) is due and owing to CareMatrix under the Tewksbury Development Agreement, the Tewksbury
Management & Marketing Agreement and the Carriage Hill
Management Agreement;

      WHEREAS, pursuant to that certain Limited
      Liability Company
Agreement of Lakes Region Villages, L.L.C. (the "Lakes
Region Villages Agreement"), a copy of which is attached hereto as Exhibit G, S Standish Lakes Region
Villages, Inc., a wholly-owned
subsidiary of CareMatrix Standish Lakes"), and Emeritus formed a limited liability company ("Lakes Region
Villages"), in which Standish Lakes holds a fifty-one percent (51%) membership interest and Emeritus holds a forty-nine percent (49%) membership interest (the
"Emeritus Membership Interest");

      WHEREAS, Lakes Region Villages purchased a supportive sheltered care facility located in Franklin, New Hampshire (the "Sunny Knoll Facility") and simultaneously with such purchase, Emeritus made a loan in the original principal amount of Six Hundred
Thousand Dollars ($600,000) to Standish Lakes, which loan is evidenced by a promissory note, dated May 1, 1995, by Standish Lakes in favor of Emeritus (the
"Sunny Knoll Note"), a copy of which is attached hereto as Exhibit H;

      WHEREAS, in connection with the purchase, on an installment sales basis, of the Sunny Knoll Facility, Lakes Region Villages (i) executed a promissory note in the amount of $1,100,000.00 payable to Sunny Knoll
Retirement Home, Inc. ("Retirement Home") and due and payable on April 30, 1997 (the "Retirement Home Note"), a copy of which is attached hereto as Exhibit I, (ii) executed a promissory note in the amount of $749,331.49 payable to Benjamin Bartley, L.L.C. ("Bartley") and due and payable April 30, 1997 (the "Bartley Note"), a copy of which is attached hereto as Exhibit J, which Bartley
Note evidences Lakes Region Villages' assumption of an outstanding loan with Horizon Bank (the "Horizon
Loan"), in the original principal amount of $800,000, secured by a first mortgage on the Sunny Knoll
Facility, a copy of which is attached hereto as Exhibit
K, at its then current outstanding principal balance;
(iii) entered into a Business Lease and Agreement dated
May 1, 1995 with Retirement Home (the "Retirement Home
Agreement"), a copy of which is attached hereto as Exhibit L, providing for the conveyance of the business assets related to the Sunny Knoll Facility and an interim lease thereof expiring April 30, 1997, and (iv) entered into a Real Estate Lease and Agreement dated
May l,1995 with Bartley (the "Bartley Agreement"), a copy of which is attached hereto as Exhibit M, providing for the conveyance of the real estate related to the Sunny Knoll Facility and an interim lease thereof expiring April 30, 1997. Lakes Region Villages holds a mortgage encumbering the real estate related to the Sunny Knoll Facility to secure the obligations of Retirement Home and Bartley under their respective agreements, a copy of which is attached hereto as Exhibit N. Lakes Region Villages and CareMatrix are parties to a Management Agreement dated May l,1995 (the
"Sunny Knoll Management Agreement"), pursuant to which
CareMatrix manages the Sunny Knoll Facility, a copy of which is attached hereto as Exhibit O. Emeritus has executed a Guaranty dated May 1,1995 (the "Emeritus
Guaranty"), a copy of which is attached hereto as Exhibit P, pursuant to which it has guaranteed the performance and payment of the Retirement Home Note.

      WHEREAS Emeritus is owner and holder (i) of an aggregate principal amount of $2,000,000.00 of Convertible Debentures of CareMatrix (the "Debentures") the terms of which are governed by a Convertible
Debenture Agreement dated June 10, 1994 (the
"Convertible Debenture Agreement"), a copy of which are attached hereto as Exhibit Q, and (ii) Warrants to purchase 10,000 post-split shares of CareMatrix Common
Stock (the Warrants"), a copy of which are attached hereto as Exhibit R, which Debentures and Warrants were in part issued to Columbia-Pacific Group, Inc., an affiliate of Emeritus, and later assigned to Emeritus.
Daniel R. Baty ("Baty"), the Chief Executive Officer of
Emeritus, also hold warrants to purchase 10,000 post split shares of CareMatrix Common Stock (the "Baty
Warrants"), a copy of which are attached hereto as Exhibit S. Emeritus, Baty and CareMatrix are parties to a Registration Rights Agreements dated June 10,1994 relating to the registration of the securities described above (the "Registration Rights Agreement"), a copy of which are attached hereto ss Exhibit T.

      WHEREAS, CareMatrix assigned to Emeritus and Emeritus assumed an and all of CareMatrix's rights, obligations and liabilities under a certain Asset
Purchase Agreement (the "Green Meadows Agreement"), a copy of which is attached hereto as Exhibit U, dated
July 31, 1995 with P. Jules Patt and related entities respecting certain senior living facilities in New
York,

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

Pennsylvania and Delaware known collectively as the "Green Meadows Facilities".

     WHEREAS, certain claims have been made against CareMatrix and Emeritus by Russell J. Biggica, a partner of P. Jules Patt, in the matter of Russell J.
Biggica v. P. Jules Patt L Robbins Allentown Personal
Care General Partnership Painted Post Partnership Unit
Partnership Salisbury General Partnership The Standish
Care Company and Emeritus Corporation Court of Common
Pleas, Blair County, Pennsylvania, C.A. No. 96 CP
000661 (the "Biggica Lawsuit").

     WHEREAS, CareMatrix and Emeritus acknowledge and agree that the Tewksbury Development Agreement, the Tewksbury Management & Marketing Agreement, the Equity
Participation Agreement, the Pikesville Development
Agreement, the Pikesville Management & Marketing
Agreement, the Carriage Hill Management Agreement, and the Sunny Knoll Management Agreement, represent all of the service agreements between the parties, which shall be referred to herein, collectively, as the "Service
Agreements; and the Tewksbury Facility, the Sunny Knoll
Facility, the Pikesville Facility, the Carnage Hill
Facility, and the Green Meadows Facilities, shall be referred to herein, collectively, as the "Facilities".

     WHEREAS, CareMatrix and Emeritus desire to enter into this Agreement to (i) acknowledge the termination of the Service Agreements, (ii) to settle any and all matters outstanding in connection with the Facilities, and (iii) to ratify and confirm certain other agreements and understandings between them, all as specifically set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises
contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Emeritus and CareMatrix agree as follows:

      l. CONVERTIBLE DEBENTURES. Emeritus and
CareMatrix acknowledge and agree (i) that the Convertible Debentures shall remain in effect in accordance with the terms and provisions of the Convertible Debenture Agreement, (ii) that the Warrants and Baty Warrants shall remain in effect in accordance with their terms and (iii) that the Registration Rights
Agreements shall remain in effect in accordance with its terms.

      2. TRANSFER OF MEMBERSHIP INTERESTS. Emeritus agrees that promptly after the date hereof, it shall transfer the entire Emeritus Membership Interest to an entity designated by CareMatrix. Emeritus shall execute such instruments of transfer, and such other certificates as CareMatrix shall reasonably request to effectuate such transfer, including, without limitation, the documents, certificates and instruments contemplated by Section 9.2(c) of the Lakes Region
Villages Agreement. The date on which such transfer is consummated is referred to herein as the "Effective
Date." It is the parties' intention that the transfer of such Emeritus Membership Interest shall constitute the complete transfer and relinquishment by Emeritus to CareMatrix of any and all of Emeritus' right, title and interest in and related to the Sunny Knoll Facility.

     3. PAYMENT AND SATISFACTION OF SUNNY KNOLL NOTE
AND OTHER OUTSTANDING OBLIGATIONS. On the Effective
Date, CareMatrix shall make a cash settlement payment
(the "Settlement Payment") to Emeritus in an amount equal to the sum of (i) Four Hundred Nine Thousand
Eight Hundred Twenty-Eight Dollars ($409,828), plus
(ii) accrued but unpaid interest from the date hereof through the Effective Date. The Settlement Payment shall be full and complete satisfaction of all outstanding obligations between the parties except as specifically set forth herein. CareMatrix hereby waives the sum of Seventy-Five Thousand Four Hundred Ninety
Dollars ($75,490) due and owing to it under the Tewksbury Development Agreement, the Tewksbury
Management & Marketing Agreement and the Carriage Hill

Management Agreement.

      4.  INDEMNIFICATION RELATING TO OTHER SUNNY KNOLL
OBLIGATIONS. CareMatrix hereby indemnifies and holds
Emeritus harmless from any and all liabilities, damages, losses, payments and expenses (including reasonable attorneys fees) relating to or arising out of the operation of the Sunny Knoll Facility, the Retirement Home Note, the Bartley Note, the Retirement
Home Agreement, the Bartley Agreement, the Horizon
Loan, the Sunny Knoll Management Agreement, the
Emeritus Guaranty or any other documents, agreements or obligations related to the Sunny Knoll Facility or its operation or acquisition.

     5. INDEMNIFICATION RELATING TO THE TEWKSBURY
PIKESVILLE CARRIAGE HILL AND GREEN MEADOWS FACILITIES
OBLIGATIONS. Emeritus hereby indemnifies and holds
CareMatrix harmless from any and all liabilities, damages, losses, payments and expenses (including reasonable attorneys fees) relating to or arising out of the operation of the Tewksbury Facility, the Pikesville Facility, the Carriage Hill Facility, the
Green Meadows Facilities or any other documents, agreements or obligations related to the Tewksbury
Facility the Pikesville Facility, the Carriage Hill
Facility, the Green Meadows Facilities or its operation or acquisition, provided however, Emeritus' indemnification obligation hereunder shall not be deemed to include any claims, liabilities, damages losses, payments or expenses relating to or arising out of the Biggica Lawsuit.

      6. RELEASE.

           (a) As of the Effective Date, Emeritus
releases CareMatrix and all of its shareholders, directors, officers, agents, affiliates, employees, attorneys, successors and assigns (collectively, the "CareMatrix Released Parties") from all liabilities, actions, causes of action, claims, counterclaims, defenses, offsets, charges, obligations and demands whatsoever (whether known or unknown, direct or indirect, contingent or non-contingent) at law, in equity or otherwise (collectively, the "Claims") against the CareMatrix Released Parties, which Emeritus, its successors or assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason or on accident of or in any way related to any acts, omissions or circumstances occurring prior to or as of the Effective Date, including, without limitation, anything in connection with the Carriage
Hill Facility, the Tewksbury Facility, the Pikesville
Facility, the Sunny Knoll Facility, or the Green
Meadows Facilities, including without limitation, all Claims arising out of, in connection with, or in any way relating to (i) the Tewksbury and Pikesville
Development Agreements, (ii) the Tewksbury and
Pikesville Management and Marketing Agreements, (iii) the Equity Participation Agreement, (iv) the
Convertible Debenture Agreement, the Warrant, the Baty
Warrant and the Registration Rights Agreement, (v)
Lakes Region Villages Agreement and the Sunny Knoll
Note, and (vi) the Carriage Hill Management Agreement;
provided however, this release shall not be deemed to include any claims, liabilities, damages losses, payments or expenses relating to or arising out of the Biggica Lawsuit.

          (b) As of the Effective Date, CareMatrix releases Emeritus and all of its shareholders, directors, officers, agents, affiliates, employees, attorneys, successors and assigns (collectively, the "Emeritus Released Parties") from all liabilities, actions, causes of action, claims, counterclaims, defenses, offsets, charges, obligations and demands whatsoever (whether known or unknown, direct or indirect, contingent or non-contingent) at law, in equity or otherwise (collectively, the "Claims") against the Emeritus Released Patties, which CareMatrix, its successors or assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason or on accident of or in any way related to any acts, omissions or circumstances occurring prior to or as of the Effective Date, including, without limitation, anything in connection with the Carriage
Hill Facility, the Tewksbury Facility, the Pikesville
Facility or the Sunny Knoll Facility,
including without limitation, all Claims arising out of, in connection with, or in any way relating to (i) the Tewksbury and Pikesville Development Agreements,
(ii) the Tewksbury and Pikesville Management and
Marketing Agreements, (iii) the Equity Participation
Agreement, (iv) the Convertible Debenture Agreement, the Warrant, the Baty Warrant and the Registration
Rights Agreement, (v) Lakes Region Village Agreement and the Sunny Knoll Note and (vi) the Carriage Hill
Management Agreement.

     7. ACKNOWLEDGMENT. The parties acknowledge that the Service Agreements are terminated and of no further force or effect.

     8. REPRESENTATIONS AND WARRANTIES.

          (a) Emeritus represents to CareMatrix as follows:

               (i) Emeritus is a corporation duly
organized, validly existing and in good standing under the laws of the state of Washington.

               (ii) The execution, delivery and
performance by Emeritus of this Agreement have been duly authorized by Emeritus by any and all necessary corporate action, and this Agreement has been duly executed and delivered by an officer of Emeritus who is duly authorized to effect such execution and delivery on behalf of Emeritus.

               (iii) This Agreement constitutes a
legal, valid and binding obligation of Emeritus enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights or by general principles of equity.

               (iv) To Emeritus' knowledge, no consent, license, approval or authorization of, or filing, registration or declaration with, or exemption by, any governmental body, authority, bureau or agency is required in connection with the execution, delivery or performance by Emeritus of this Agreement.

                (v) The execution, delivery and
performance of this Agreement by Emeritus does not and will not violate Emeritus' articles of incorporation, by-laws or, to Emeritus' knowledge, any law, governmental regulation, judgment, order or decree applicable to Emeritus.

           (b) CareMatrix represents to Emeritus as follows:

                (i) CareMatrix is a corporation duly
organized, validly existing and in good standing under the laws of the state of Delaware.

                (ii) The execution, delivery and
performance by CareMatrix of this Agreement have been duly authorized by CareMatrix by any and all necessary corporate action, and this Agreement has been duly executed and delivered by an officer of CareMatrix who is duly authorized to effect such execution and delivery on behalf of CareMatrix.

                (iii) This Agreement constitutes a
legal, valid and binding obligation of CareMatrix enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights or by general principles of equity.

               (iv) To CareMatrix's knowledge, no
consent, license, approval or authorization of, or filing, registration or declaration with, or exemption by, any governmental body, authority, bureau or agency is required in a connection with the execution, delivery or performance by CareMatrix of this Agreement.

               (v) The execution, delivery and
performance of this Agreement by CareMatrix does not and will not violate CareMatrix's articles of incorporation, by-laws or, to CareMatrix's knowledge, any law, governmental regulation, judgment, order or decree applicable to CareMatrix.

     9. NOTICE. All notices to be given hereunder shall be given in writing, postage prepaid via certified mail, return receipt requested, by overnight courier, or by hand delivery, and addressed to the parties as follows:



      If to CareMatrix:   CareMatrix Corporation
                          197 First Avenue
                          Needham, MA 02194
                          Attention: President

      with a copy to:     CareMatrix Corporation
                          197 First Avenue
                          Needham, MA 02194
                          Attention: General Counsel

      If to Emeritus:     Emeritus Corporation
                          3131 Elliott Avenue, Suite
                          500
                          Seattle, WA 98121
                         Attention: Mr. Daniel Baty

      with a copy to:    Perkins Coie
                         1201 Third Avenue
                         Seattle, WA 98101
                         Attention: Michael E.
Stansbury, Esquire

Notices shall be considered received three days after their placement in the U.S. mail or one day after their mailing via overnight courier. Each party may, on notice to the other party, designate further or different addresses to which subsequent notices shall be sent.

     10. MISCELLANEOUS.

     (a) SUCCESSORS AND ASSIGNS. All of the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their officers, agents, directors, shareholders, employees, heirs, executors, administrators, personal or legal representatives, successors and assigns, respectively.

     (b) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

     (c) AMENDMENT. This Agreement may not be released, discharged, changed or modified in any manner, except by an instrument in writing signed by each of the parties hereto.

     (d) SEVERABILITY. If any of the provisions of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement.

     (c) CAPTIONS. The captions and headings used in this Agreement are for convenience of reference only and are not part of this Agreement.

     (d) WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     (e) COSTS. Each party hereto shall be responsible for all of the expenses incurred by it in connection with the negotiation and execution of this Agreement and any and all contemporaneous documents related hereto.

     (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.

     (g) FURTHER ASSURANCES. The parties shall execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

WITNESS:                      EMERITUS CORPORATION

/s/ Jennifer A. Valenta                 /s/ Kelly J.
Price
-------------------------------                   -----
-----------------------------
By:  Jennifer A. Valenta                By:  Kelly J.
Price
                              Title:  Secretary



WITNESS:                      CAREMATRIX
                              CORPORATION

/s/ Laurie I. Greib                     /s/ Richard
-----------------------------                ----------
-------------------------
By:  Laurie I. Greib                    By:  Richard
                              Title:  V.P.